UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  May 12, 2020
Xilinx, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-18548	77-0188631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Logic Drive,	San Jose,	California	95124
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:  (408) 559-7778
(Former Name or Former Address, if Changed Since Last Report: N/A)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	XLNX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
Underwriting Agreement
On May 12, 2020, Xilinx, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein (the “Underwriters”), with respect to the Company’s issuance and sale of $750 million aggregate principal amount of the Company’s 2.375% Senior Notes due 2030 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities.
The estimated net proceeds from the offering of the Notes are expected to be approximately $744.4 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include the refinancing or repayment of debt (including the Company’s 3.000% senior notes due 2021).
The offering of the Notes is being registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3, which became automatically effective upon filing with Securities and Exchange Commission on May 8, 2020 (File No. 333-238120).
The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Base Salary Increases and Executive Incentive Plan for Fiscal Year 2020
On May 12, 2020, the Compensation Committee of the Board of Directors (“Compensation Committee”) of the Company approved the Executive Incentive Plan for fiscal year 2021 (the “2021 Incentive Plan”). The 2021 Incentive Plan is designed to tie executive compensation to the executive’s achievement of individual performance goals and the Company’s achievement of financial objectives. The 2021 Incentive Plan is effective as of April 1, 2020.
The 2021 Incentive Plan provides for a cash bonus calculated as a percentage of the executive officer’s base salary. For fiscal 2021, the Compensation Committee determined that the base salaries and the bonus targets of the Company’s named executive officers would not change from fiscal year 2020 and would remain as follows:

Name and Position	Base Salary ($)	Bonus Target Percentage (%)
Victor Peng, President and Chief Executive Officer	950,000	150
William Madden, Executive Vice President and General Manager, Wired and Wireless Group	525,000	100
Salil Raje, Executive Vice President and General Manager, Data Center Group	525,000	100
Mark Wadlington, Senior Vice President, Core Markets Group	410,000	80
As previously disclosed in the Company’s Form 8-K filed on April 9, 2020, in connection with Brice Hill’s appointment as Executive Vice President and Chief Financial Officer of the Company the Compensation Committee previously approved a base salary of $550,000, a bonus target percentage under the 2021 Incentive Plan of 100% for Mr. Hill for fiscal 2021 and a new-hire grant of restricted stock units with an aggregate value of $5,000,000. In light of his previously approved compensation, the Compensation Committee did not take any further actions with respect to Mr. Hill’s cash or equity-based compensation at its May 12, 2020 meeting.
Under the 2021 Incentive Plan, annual cash bonuses for the CEO and all other executive officers are determined using three different components, each with a different weighting. The three components are: (1) the Company’s total revenue (the “Revenue Component”), weighted at 25%; (2) the Company’s operating margin determined using non-GAAP measurements (the “OM Component”), weighted at 35%; and (3) individual performance goals pertaining to each officer’s position and responsibilities (the “Individual Performance Component”), weighted at 40%. For all executive officers other than the CEO, the Revenue Component, the OM Component and the Individual Performance Component are measured and paid on a semi-annual basis. For the CEO, the Revenue Component and the OM Component are measured and paid on a semi-annual basis, and the Individual Performance Component is measured and paid on an annual basis.
Revenue Component
The Revenue Component is designed to reward increases in the Company’s total revenue over the performance period. The Revenue Component is subject to a minimum threshold for any payout and a multiplier that increases the payout amount depending on Company performance. The Revenue Component multiplier begins at 0.05 for the threshold performance level and increases to a maximum of 2.0, rising in increments of between 0.05 and 0.15 at certain performance levels, depending on total Company revenue for the performance period. The multiplier increments are based on the Compensation Committee’s assessment of the difficulty associated with each corresponding increase in total revenue.
OM Component
The OM Component is designed to reward achievement of certain levels of the Company’s operating margin over the performance period. The OM Component is subject to a minimum threshold for any payout and a multiplier that increases the payout amount depending on Company performance. The OM Component multiplier begins at 0.05 for the threshold performance level and increases to a maximum of 2.0, rising in increments of between 0.05 and 0.15 at certain performance levels, depending on Company operating margin for the performance period. The multiplier increments are based on the Compensation Committee’s assessment of the difficulty associated with each corresponding increase in operating margin.
Individual Performance Component
For all executive officers other than the CEO, the Individual Performance Component is based on a maximum of ten individual performance goals per semi-annual performance period. The CEO’s Individual Performance Component is based on a maximum of ten individual performance goals for the annual performance period. For all executive officers, achievement of each goal is measured on a scale of 0% achievement to 150% achievement. The threshold for any payout of the Individual Performance Component is 50% overall achievement, and the maximum performance is capped at 150%.

Named Executive Officer Equity Grants
The Compensation Committee also approved restricted stock unit (“RSU”) awards to the executive officers with an effective grant date of July 10, 2020, subject to both performance- and time-based vesting provisions. The target number of RSUs is calculated by dividing a cash value by the average closing share price of the Company’s stock from April 1, 2020 to June 30, 2020, rounded up to the nearest 500th stock unit. For fiscal 2021, the total award value for these RSUs are as follows:

Name and Position	Total Award Value ($)
Victor Peng, President and Chief Executive Officer	$11,000,000
William Madden, Executive Vice President and General Manager, Wired and Wireless Group	$3,500,000
Salil Raje, Executive Vice President and General Manager, Data Center Group	$3,500,000
Mark Wadlington, Senior Vice President, Core Markets Group	$3,000,000
For Mr. Peng, 50% of the RSUs are contingent on vesting conditions based on performance metrics as described below and the remaining 50% will vest in four equal annual installments, starting one year from the grant date. For Messrs. Madden, Raje and Wadlington, 20% of their respective RSUs are contingent on vesting conditions based on performance metrics as described below and the remaining 80% will vest in four equal annual installments, starting one year from the grant date.
The performance-based RSUs have three performance-based metrics, including (1) new product revenue weighted at 25%; (2) EBITDA weighted at 25%; and (3) strategic initiatives and product execution weighted at 50%. Following the end of fiscal 2021, the Compensation Committee will evaluate the performance metrics and determine the degree of overall achievement, between 0% and 200% for the financial performance metrics and between 0% and 150% for the non-financial performance metric. The number of earned performance-based RSUs may increase with over achievement of the applicable performance metrics, up to a weighted maximum of 175% of the target number of performance-based RSUs. Following determination of the number of performance-based RSUs earned, those RSUs will be subject to time-based vesting in three equal annual installments, starting one year from the date of grant.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of May 12, 2020, by and among the Company and BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein.

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: May 15, 2020	By:	/s/ Catia Hagopian
Catia Hagopian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated as of May 12, 2020, by and among the Company and BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein.

104	Cover Page Interactive Data File (the Cover Page XBRL tags are embedded within the Inline XBRL document)